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                                                                 EXHIBIT 24.3




          POWER OF ATTORNEY WITH RESPECT TO REGISTRATION STATEMENTS
                 COVERING COMMON STOCK OF FORD MOTOR COMPANY
         FOR ISSUANCE UNDER DIVIDEND REINVESTMENT PLANS AND EMPLOYEE
                                SAVINGS PLANS



        KNOW ALL MEN BY THESE PRESENTS that each of the undersigned, an officer and/or director of FORD MOTOR COMPANY (the "Company"), does hereby constitute and appoint D. N. McCammon, M. L. Reichenstein, J. W. Martin, Jr., J. M. Rintamaki, L. J. Ghilardi and K. S. Lamping, and each of them, severally, his or her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute, in his or her name (whether on behalf of the Company, or as an officer or director of the Company, or by attesting the seal of the Company, or otherwise), any and all instruments which said attorney and agent may deem necessary or advisable in order to enable the Company and its subsidiaries to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with a Registration Statement or Registration Statements and any and all amendments (including post-effective amendments) thereto relating to the issuance of Common Stock under (i) the Dividend Reinvestment and Stock Purchase Plan of Ford Motor Company and Ford Holdings, Inc. and any other dividend reinvestment and stock purchase plans of the Company and (ii) the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, the Ford Motor
Company   Tax-Efficient  Savings  Plan  for   Hourly Employees, the Ford
Credit Savings Plan and the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan, as authorized by the Board of Directors of the Company at a meeting held on March 11, 1993, including specifically but without limitation thereto, power and authority to sign his or her name (whether on behalf of the Company, or as an officer or director of the Company, or by attesting the seal of the Company, or otherwise)
to such  a Registration Statement  or Registration Statements  and  to   such
amendments  to  be  filed   with  the Commission,  or any  of  the exhibits,
financial statements and schedules, or the Prospectuses, filed therewith, and to file the same with the Commission; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.

        IN WITNESS WHEREOF, the undersigned has signed his name hereto as of November 22, 1994.



                                         J. M. Devine
                                     -------------------
                                        (J. M. Devine)